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                                                                      EXHIBIT 21

                LINCOLN ELECTRIC HOLDINGS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


The Company's significant subsidiaries, all of which are included in its consolidated financial statements, are listed in the following table:

                                                        COUNTRY OF                             PERCENT
             NAME                                      INCORPORATION                          OWNERSHIP
             ----                                      -------------                          ---------
The Lincoln Electric Company                           United States                              100
Harris Calorific Limited                               Ireland                                    100
Harris Calorific S.r.l.                                Italy                                      100
Harris Calorific, Inc.                                 United States                              100
Indalco Alloys, Inc.                                   Canada                                      75
Kaynak Teknigi Sanayi ve Ticaret A.S.                  Turkey                                      50
Lincoln Electric (Shanghai Holdings) Pte. Ltd.         People's Republic of China                  68
Lincoln Electric (U.K.) Limited                        United Kingdom                             100
Lincoln Electric Company (Australia)
   Proprietary Limited                                 Australia                                  100
Lincoln Electric Company of Canada Limited             Canada                                     100
Lincoln Electric Do Brasil Ltda.                       Brazil                                     100
Lincoln Electric France S.A.                           France                                     100
Lincoln Electric Italia S.r.l.                         Italy                                      100
Lincoln Electric Mexicana, S.A. de C.V.                Mexico                                     100
Lincoln Electric Norge AS                              Norway                                     100
Lincoln Electric Philippines, Inc.                     Philippines                                 60
Lincoln Smitweld B.V.                                  The Netherlands                            100
Lincoln Smitweld GmbH                                  Germany                                    100
Lincoln-KD, S.A.                                       Spain                                      100
PT Lincoln Austenite Indonesia                         Indonesia                                  60
Sacit S.r.l.                                           Italy                                      100
The Lincoln Electric Company
    (Asia Pacific) Pte. Ltd.                           Singapore                                  100

The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.